Exhibit 99.1

AeroVironment Appoints Teresa Covington as

Interim Chief Financial Officer

Jikun Kim Leaving Company to Pursue Other Opportunities

MONROVIA, Calif., February 5, 2015 — AeroVironment, Inc. (AV) (NASDAQ:AVAV) today announced the appointment of Teresa Covington as interim chief financial officer, effective immediately until a permanent replacement has been selected and appointed.  Covington succeeds Jikun Kim, who has resigned as senior vice president and chief financial officer.

“While decisions like this are never easy, I believe now is the right time,” said Jikun Kim. “Working with the AeroVironment team has been a tremendous personal and professional experience for me. Most rewarding has been helping to position the company for long-term growth.  I am confident AeroVironment will achieve continued success.”

Tim Conver, AeroVironment chairman and chief executive officer, said, “Jikun Kim has contributed in many ways to AeroVironment’s progress and we are now stronger, more diversified and better positioned to achieve our growth potential than when Jikun joined in 2010.  The Board of Directors, our employees and I thank Jikun for his service and wish him the best in his future endeavors.”

Kim is leaving the company to pursue other business opportunities.  His departure is unrelated to any issues regarding financial disclosures, accounting or legal matters.  AeroVironment is working with a leading global executive search firm to identify and evaluate qualified candidates to serve as chief financial officer.

About Teresa Covington

Since joining AeroVironment in 2011, Teresa Covington has provided financial leadership for AeroVironment’s EES business segment and has served as a senior member of the company’s finance team.  Covington’s responsibilities included financial analysis, planning, accounting, credit and collections as well as launching and leading a new product line management organization.

Prior to joining AeroVironment, Covington served as senior vice president and chief financial officer at Line 6, a $100 million annual revenue musical instruments company now part of Yamaha.  Covington earned her Master’s in Business Administration from Stanford University Graduate School of Business, a Master’s in Electrical Engineering from the University of Southern California and a Bachelor of Science in electrical engineering from the University of Illinois at Urbana-Champaign.

About AeroVironment, Inc.

AeroVironment is a technology solutions provider that designs, develops, produces, supports and operates an advanced portfolio of Unmanned Aircraft Systems (UAS) and electric transportation solutions.  The company’s electric-powered, hand-launched unmanned aircraft systems generate and process data to deliver powerful insight, on-demand, to people engaged in military, public safety and commercial activities around the world.  AeroVironment’s electric transportation solutions include a comprehensive suite of electric vehicle (EV) charging systems, installation and network services for consumers, automakers, utilities and government agencies, power cycling and test systems for EV developers and industrial electric vehicle charging systems for commercial fleets.  More information about AeroVironment is available at www.avinc.com.

Safe Harbor Statement

Certain statements in this press release may constitute “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are made on the basis of current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from those expressed or implied.

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Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, our ability to perform under existing contracts and obtain additional contracts; our reliance on sales to the U.S. government; changes in the timing and/or amount of government spending; changes in the supply and/or demand and/or prices for our products and services; changes in the regulatory environment; the activities of competitors; failure of the markets in which we operate to grow; failure to expand into new markets; failure to develop new products or integrate new technology with current products; and general economic and business conditions in the United States and elsewhere in the world. For a further list and description of such risks and uncertainties, see the reports we file with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and Quarterly Reports on 10-Q. We do not intend, and undertake no obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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Contact:

AeroVironment, Inc.

Steven Gitlin

+1 (626) 357-9983

ir@avinc.com

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